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                                  EXHIBIT 6(c)

            FORM OF AMENDED SCHEDULE A TO THE DISTRIBUTION AGREEMENT BETWEEN THE REGISTRANT AND THE WINSBURY COMPANY LIMITED PARTNERSHIP




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                                                    As of ________________, 1997

                               FORM OF SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                              AMSOUTH MUTUAL FUNDS
                                       AND
                    THE WINSBURY COMPANY LIMITED PARTNERSHIP
                            DATED _____________, 1997

     NAME OF FUND
     ------------

AmSouth Prime Obligations Fund
AmSouth U.S. Treasury Fund
AmSouth Tax Exempt Fund
AmSouth Equity Fund
AmSouth Regional Equity Fund
AmSouth Bond Fund
AmSouth Limited Maturity Fund
AmSouth Municipal Bond Fund
AmSouth Balanced Fund
AmSouth Government Income Fund
AmSouth Florida Tax-Free Fund
AmSouth Capital Growth Fund
AmSouth Small Cap Fund
AmSouth Equity Income Fund

                                              AMSOUTH MUTUAL FUNDS

                                              By:_________________________
                                              Name:
                                              Title:


                                              THE WINSBURY COMPANY
                                              LIMITED PARTNERSHIP

                                              By:_________________________
                                              Name:
                                              Title:


                                       A-1